SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 19, 2001

                               NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)

          Florida                         0-20727                 59-2787476
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission             (IRS Employer
     of incorporation)                  File Number)            Identification)

                  3890 Steve Reynolds Blvd., Norcross, GA    30093
--------------------------------------------------------------------------------
               (Address of principal executive offices)    (Zip Code)

            Registrant's telephone number, including area code (770) 717-0904

              (Former name or former address, if changed since last report)

Item 5.  Other Events

Beta-Cath System Trial Results

      On March 18, 2001, the Registrant announced the results of the Beta-Cath System Trial. While the primary clinical endpoint of the overall Trial did not demonstrate a significant benefit of beta radiation when the two branches of the Trial (balloon and stent) were combined, beta radiation was shown to significantly reduce the risk of angiographic restenosis in the lesion for patients undergoing either balloon angioplasty or stent implantation, when compared to the placebo group.

Trial Design

      Designed in 1996 and begun in July 1997, the BETA-CATH System Trial was the first randomized, multicenter, placebo-controlled study of vascular brachytherapy. Vascular brachytherapy is radiation therapy delivered inside an artery with the objective of reducing the incidence of restenosis. The Trial is also the first pivotal study to evaluate intracoronary radiation in the primary prevention of coronary restenosis subsequent to either PTCA ("percutaneous transluminal coronary angioplasty" or "balloon angioplasty") or first time stent placement.

      The BETA-CATH System Trial was originally designed to enroll 1,100 patients into one of two branches, either the PTCA branch or the Provisional Stent branch. According to the clinical trial protocol, patients enrolled in the Trial were initially treated with balloon angioplasty. If the cardiologist achieved a satisfactory result, the patient would remain in the PTCA branch and then be treated with the BETA-CATH System. If balloon angioplasty was sub-optimal, the patient would be entered into the Provisional Stent branch. Prior to stent placement, the patient would be treated with the BETA-CATH System, after which a stent would be implanted. All patients were randomized to either an inactive (placebo) or active 30-mm Strontium-90 (beta radiation) source train, and treatment times ranged from two to four minutes.

      In March 1999, the Trial's Data Safety and Monitoring Board proposed creating a new stent branch comprised of only those patients receiving a longer duration of anti-platelet therapy (APT), a change first implemented by Novoste in November 1998 to address late stent thrombosis concerns. Patient recruitment continued until September 1999, at which time 1,455 patients had been enrolled into the Trial at 59 investigational sites in North America and Europe.

      On average, patients enrolled in the study had 12.5-mm long lesions in arteries 3.0-mm in diameter. Depending on the artery diameter, a dose of either 16 or 21 gray was administered. Patients returned for follow-up examinations eight months after the vascular brachytherapy procedure.

Data Presentation

      The Trial was first analyzed by comparing the clinical outcomes of the total radiation cohort (those receiving either PTCA or a stent with extended
APT) to the overall placebo group. Then the data was analyzed by reviewing the PTCA and the stent branches individually. The clinical data from the total combination of PTCA and stent patients is as follows.

                    BETA-CATH(TM) System Trial Clinical Data
                    ----------------------------------------
              Combined Group: PTCA + Stent (Extended APT) Branches

-------------------------------------------------------------------------------------
                                                 Beta        Placebo
                                               Radiation     Control        Percent
Clinical Outcomes                              (N = 492)    (N = 464)      Difference
-------------------------------------------------------------------------------------
Target Lesion Revascularization (TLR)            13.7%        15.4%         (12%)
-------------------------------------------------------------------------------------
Target Vessel Revascularization (TVR)            15.6%        17.4%         (10%)
-------------------------------------------------------------------------------------
Major Adverse Cardiac Events (MACE)              18.7%        20.6%          (9%)
-------------------------------------------------------------------------------------

      In this combined group of PTCA and stent patients, those who received beta radiation exhibited modest improvements in their clinical endpoints, although not statistically significant. Upon analysis of the two Trial branches as discussed below, it was clear that patients in the PTCA branch clinically benefited more from radiation than did those in the Stent branch, thereby leading to a less pronounced effect when the two branches were combined.

                  BETA-CATH(TM) System Trial Data: PTCA Branch
                  --------------------------------

-------------------------------------------------------------------------------------
                                                 Beta         Placebo
                                               Radiation      Control       Percent
Angiographic Results                           (N = 264)     (N = 240)     Difference
-------------------------------------------------------------------------------------
Restenosis Rate:
-------------------------------------------------------------------------------------
     Lesion Segment                              21.4%        34.3%          (38%)
-------------------------------------------------------------------------------------
     Analysis Segment                            31.0%        36.0%          (14%)
-------------------------------------------------------------------------------------
Clinical Outcomes
-------------------------------------------------------------------------------------
Target Lesion Revascularization (TLR)            10.0%        15.3%          (35%)
-------------------------------------------------------------------------------------
Target Vessel Revascularization (TVR)            12.3%        17.0%          (28%)
-------------------------------------------------------------------------------------
Major Adverse Cardiac Events (MACE)              14.2%        20.4%          (30%)
-------------------------------------------------------------------------------------

      In the PTCA branch, restenosis in the legion segment was significantly reduced by 38% in the group receiving radiation versus placebo. In addition, the effect of beta radiation on all clinical outcomes in the PTCA branch demonstrated a strong positive trend.

           BETA-CATH(TM)System Trial Data: Stent w/extended APT Branch
           -------------------------------

-------------------------------------------------------------------------
                                        Beta      Placebo
                                      Radiation   Control      Percent
Angiographic Results                  (N = 228)   (N= 224)    Difference
-------------------------------------------------------------------------
Restenosis Rate:
-------------------------------------------------------------------------
     Lesion Segment                     21.1%      33.0%       (36%)
-------------------------------------------------------------------------
     Analysis Segment                   44.9%      35.3%        21%
-------------------------------------------------------------------------
Clinical Outcomes
-------------------------------------------------------------------------
Late Stent Thrombosis                    1.3%       1.3%         0%
-------------------------------------------------------------------------
Target Lesion Revascularization (TLR)   18.0%      15.5%        14%
-------------------------------------------------------------------------
Target Vessel Revascularization (TVR)   19.4%      17.7%         9%
-------------------------------------------------------------------------
Major Adverse Cardiac Events (MACE)     23.9%      20.8%        13%
-------------------------------------------------------------------------

      In the Stent branch, angiographic restenosis in the lesion was also reduced significantly (by 36%) as in the PTCA branch; however, radiation did not improve restenosis in the much longer analysis segment. This was likely due to `geographic miss', the mismatch of the radiation source train relative to the placement of the stent, which was implanted after the radiation catheter was removed. In reviewing the clinical endpoints of the Stent branch, the data did not show a beneficial effect of radiation on improving outcomes. The incidence of late thrombosis, however, was the same (1.3%) in both the radiation and the placebo groups, indicating that the extended antiplatelet therapy resolved the problems of thrombosis observed in the original stent branch.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2000

                                                  NOVOSTE CORPORATION
                                                  -------------------
                                                     (Registrant)


                                          By:     /S/EDWIN B. CORDELL, JR
                                                  -----------------------
                                                  Edwin B. Cordell, Jr.
                                                  Chief Finanical Officer